Exhibit 20.3
Page 1 of 3

                    Navistar Financial 1996 - A Owner Trust
                         For the Month of January 1999
                    Distribution Date of February 16, 1999
                           Servicer Certificate #33

Original Pool Amount                                      $459,943,869.53

Beginning Pool Balance                                    $122,443,437.79
Beginning Pool Factor                                           0.2662139

Principal and Interest Collections:
     Principal Collected (Incl. Servicer Advance Repay)     $6,752,186.16
     Interest Collected                                       $934,067.46

Additional Deposits:
     Repurchase Amounts                                             $0.00
     Liquidation Proceeds / Recoveries                        $105,498.66
Total Additional Deposits                                     $105,498.66

Repos / Chargeoffs                                            $101,589.06
Aggregate Number of Notes Charged Off                                  64

Total Available Funds                                       $7,791,752.28

Ending Pool Balance                                       $115,589,662.57
Ending Pool Factor                                              0.2513125

Servicing Fee                                                 $102,036.20

Repayment of Servicer Advances                                      $0.00

Reserve Account:
     Beginning Balance  (see Memo Item)                     $9,892,357.14
     Target Percentage                                               5.00%
     Target Balance                                         $5,779,483.13
     Minimum Balance                                        $9,658,821.26
     (Release) / Deposit                                     ($233,535.88)
     Ending Balance                                         $9,658,821.26

Current Weighted Average APR:                                       9.253%
Current Weighted Average Remaining Term (months):                   22.51

Delinquencies                                            Dollars         Notes
     Installments:              1 - 30 days           $1,156,035.74       842
                                31 - 60 days            $384,568.45       274
                                60+  days               $193,612.67        96

     Total:                                           $1,734,216.86       876

     Balances:                  60+  days             $2,855,133.19        96

Memo Item - Reserve Account
     Prior Month                                      $9,658,821.26
+    Invest. Income                                      $46,698.22
+    Excess Serv.                                       $186,837.66
+    Transfer (to) / from Collections Account                 $0.00
     Beginning Balance                                $9,892,357.14

Exhibit 20.3
Page 2 of 3
Navistar Financial 1996 - A Owner Trust
For the Month of January 1999

                                                                                     NOTES
                                                                   (Money Market)
                                                      TOTAL        CLASS A - 1        CLASS A - 2        CERTIFICATES
                                               $459,943,869.53     $92,000,000.00    $347,245,000.00    $20,698,869.53
Original Pool Amount
Distributions:
     Distribution Percentages                                               0.00%             95.50%             4.50%
     Coupon                                                                5.250%             6.350%            6.500%

Beginning Pool Balance                         $122,443,437.79
Ending Pool Balance                            $115,589,662.57

Collected Principal                              $6,752,186.16
Collected Interest                                 $934,067.46
Charge - Offs                                      $101,589.06
Liquidation Proceeds / Recoveries                  $105,498.66
Servicing                                          $102,036.20
Cash Transfer from Reserve Account                       $0.00
Total Collections Avail for Debt Service         $7,689,716.08

Beginning Balance                              $122,443,437.79              $0.00    $113,056,654.87     $9,386,782.92

Interest Due                                       $649,103.20              $0.00        $598,258.13        $50,845.07
Interest Paid                                      $649,103.20              $0.00        $598,258.13        $50,845.07
Principal Due                                    $6,853,775.22              $0.00      $6,545,355.34       $308,419.88
Principal Paid                                   $6,853,775.22              $0.00      $6,545,355.34       $308,419.88

Ending Balance                                 $115,589,662.57              $0.00    $106,511,299.53     $9,078,363.04
Note / Certificate Pool Factor                                             0.0000             0.3067            0.4386
   (Ending Balance / Original Pool Amount)
Total Distributions                              $7,502,878.42              $0.00      $7,143,613.47       $359,264.95

Interest Shortfall                                       $0.00              $0.00              $0.00             $0.00
Principal Shortfall                                      $0.00              $0.00              $0.00             $0.00
     Total Shortfall                                     $0.00              $0.00              $0.00             $0.00
      (required from Reserve)
Excess Servicing                                   $186,837.66
     (see Memo Item - Reserve Account)

Beginning Reserve Acct Balance                   $9,892,357.14
(Release) / Draw                                  ($233,535.88)
Ending Reserve Acct Balance                      $9,658,821.26

Exhibit 20.3
Page 3 of 3
Navistar Financial 1996 - A Owner Trust
For the Month of January 1999


Trigger Events:
A)  Loss Trigger - Reserve Account Balance
    Loss Trigger - Certificate Lockout Event
B)  Delinquency Trigger
C)  Noteholders Percent Trigger

                                   6                5                4                3                2               1
                                Aug-98           Sep-98           Oct-98           Nov-98           Dec-98          Jan-99
Beginning Pool Balance     $165,506,037.27  $156,645,290.26  $148,008,327.60  $138,919,395.95  $130,955,860.52  $122,443,437.79

A)  Loss Trigger:
    Principal of Contracts
      Charged Off              $155,755.20      $163,166.49        $5,444.97      $141,209.95      $128,166.30      $101,589.06
    Recoveries                 $167,414.42      $312,391.83      $602,074.14       $64,762.04       $87,642.38      $105,498.66

Loss Trigger - Reserve Account Balance                                     Loss Trigger - Certificate Lockout Event
  Total Charged Off (Months 5, 4, 3)            $309,821.41                  Total Charged off (Months 1 - 6)       $695,331.97
  Total Recoveries (Months 3, 2, 1)             $257,903.08                  Total Recoveries (Months 1 - 6)      $1,339,783.47
  Net Loss/(Recoveries) for 3 Mos                $51,918.33 (a)              Net Loss/(Recoveries) for 6 Mos.      ($644,451.50)(c)

Total Balance (Months 5, 4, 3)              $443,573,013.81 (b)              Total Balance (Months 1 - 6)       $862,478,349.39(d)

Loss Ratio Annualized  [(a/b) * (12)]                0.1405%                 Loss Ratio Annualized [(c/d) (12)]         -0.8967%

Trigger:  Is Ratio > 1.5%                                No                  Trigger:  Is Ratio > 6.0%                       No

                                                                                   Nov-98           Dec-98          Jan-99
B)   Delinquency Trigger:                                                       $1,675,483.04    $1,580,884.32    $2,855,133.19
     Balance delinquency 60+ days                                                    1.20608%         1.20719%         2.33180%
     As % of Beginning Pool Balance                                                  1.23921%         1.10742%         1.58169%
     Three Month Average

Trigger:  Is Average > 2.0%                              No

C)   Noteholders Percent Trigger:                    2.1000%
     Ending Reserve Account Balance
     not less than 1% of Initial Aggregate
     Receivables Balance

Trigger:  Is Minimum < 1.0%                              No

Navistar Financial Corporation


by:  /s/ R. W. Cain
         R. W. Cain
         Vice President and Treasurer